UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________________
FORM 8-K
__________________________________________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 6, 2021 (April 1, 2021)
__________________________________________________________________________
Digital Media Solutions, Inc.
(Exact name of Registrant as specified in its charter)
__________________________________________________________________________

Delaware	001-38393	98-1399727
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 140th Avenue N., Suite 101 Clearwater, Florida	33762
(Address of principal executive offices)	(Zip Code)

(877) 236-8632
(Registrant’s telephone number, including area code)
__________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	DMS	New York Stock Exchange
Redeemable warrants to acquire Class A common stock	DMS WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

On April 1, 2021, Digital Media Solutions, Inc. (the “Company”) and its subsidiary Edge Marketing, LLC, a Delaware limited liability company (“Edge Marketing”), completed the acquisition of certain assets (the “Acquisition”), of Crisp Marketing LLC, a Florida limited liability company (“Crisp Results”), and Union Health, LLC, a Tennessee limited liability company and wholly owned subsidiary of Crisp Results (together with Crisp Results, the “Sellers”). The Acquisition was effected pursuant to an Asset Purchase Agreement, dated as of April 1, 2021 (the “Purchase Agreement”), by and among the Company, Edge Marketing, the Sellers and Justin Ferreira, an individual, as seller representative. The acquired Crisp Results assets enable data-driven digital performance advertising solutions with a focus on the insurance industry, including the Medicare insurance category. The Company paid consideration of $40 million upon closing of the transaction, consisting of $20 million in cash and 1,595,100 shares of the Company’s Class A Common Stock. The transaction also includes up to $10 million in contingent consideration to be earned over the next twelve months, subject to the operation of the acquired assets reaching certain milestones, and a $5 million deferred payment. The contingent consideration and the deferred cash payment can each be paid in cash or stock at the election of the Company. The Purchase Agreement provides that a portion of the consideration will be escrowed in respect of the purchase price adjustment mechanism and with respect to certain indemnity obligations described in the Purchase Agreement. In connection with the Acquisition, the Company obtained representations and warranties insurance with respect to certain representations and warranties made by the Sellers in the Purchase Agreement.

Also on April 1, 2021, the Company’s indirect subsidiaries Digital Media Solutions Holdings, LLC (“DMSH LLC”) and Digital Media Solutions, LLC (“DMS LLC”), each of the other affiliates of DMS LLC party thereto, various financial institutions party thereto, and Monroe Capital Management Advisors, LLC (“Monroe”), as Administrative Agent, entered into Amendment No. 6 (the “Amendment”) to the Credit Agreement dated July 3, 2018, to add the Acquisition as a Permitted Acquisition (as defined therein).

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosures set forth above under Item 1.01 are incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On April 5, 2021, the Company issued a press release providing preliminary results for the quarter ended March 31, 2021. The full text of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in the website cited in the press release is not a part of this Current Report on Form 8-K.

The preliminary results are based on information available to management as of the date of this Current Report on Form 8-K. The information for the quarter ended March 31, 2021 is based on management’s internal reporting and is subject to adjustment for quarter-end closing procedures. The Company has prepared the preliminary results and its independent registered public accounting firm has not performed any audit, review or set of procedures with respect to such information. A review of such information could result in changes to these preliminary results. The Company’s actual results of operations may be materially different from the preliminary results, and you should not place undue reliance on such information. In addition, the preliminary results are not necessarily indicative of our results of operations for any future period.

The information contained in this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall be deemed “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. In addition, neither such information nor Exhibit 99.1 attached hereto shall be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d). Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section:

The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press release of Digital Media Solutions, Inc. issued April 5, 2021

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2021

Digital Media Solutions, Inc.

/s/ Anthony Saldana
Name:	Anthony Saldana
Title:	General Counsel & Corporate Secretary